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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Continental Airlines, Inc. (the "Company") for the registration of $500,000,000 of the Company's Debt Securities, Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Junior Subordinated Trust Debentures and Guarantee of Trust Securities and Trust Preferred Securities of Continental Airlines Finance Trust III and to the incorporation by reference therein of our reports dated January 16, 2001 (except
Note 16, as to which the date is January 22, 2001) with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Houston, Texas
October 16, 2001